EXHIBIT 23.2

CONSENT OF ATTORNEY

L A W O F F I C E S OF

BOYD & CHANG, LLP

NEWPORT GATEWAY - TOWER II

19900 MACARTHUR BOULEVARD, SUITE 660

IRVINE, CALIFORNIA 92612

TELEPHONE: (949) 851-9800

FACSIMILE: (949) 851-0159

www.boydandchang.com

The Board of Directors of

Morgan Beaumont, Inc.:

We consent to the use of our opinion included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Boyd & Chang, LLP

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Boyd & Chang, LLP

Irvine, California

April 11, 2006